EXHIBIT 5.0

                                 BRYAN CAVE LLP
                           3500 ONE KANSAS CITY PLACE
                                1200 MAIN STREET
                          KANSAS CITY, MISSOURI 64105
                                 (816) 374-3200
                           FACSIMILE: (816) 374-3300

                                December 27, 1996

Interim Services Inc.
2050 Spectrum Blvd.
Ft. Lauderdale, FL 33309

Dear Ladies and Gentlemen:

     We have acted as counsel to Interim Services Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended on Form S-8 (the "Registration Statement") of 10,000 shares of the Company's common stock par value $.01 per share, (the "Common Stock") issuable under the Management Incentive Bonus Plan (the "Bonus Plan") of Interim Services Inc. Such shares of Common Stock issuable pursuant to the Bonus Plan are herein referred to as "the Shares." As such counsel we have examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction of such corporate records, agreements, documents, instruments and certificates of officers and representatives of the Company and have made such investigations of law, as we deem necessary or appropriate in order to enable us to render the opinion expressed below.

     Based upon the foregoing, and reliance thereon, we are of the opinion that the Shares have been duly and validly authorized for issuance and will be, when issued, and delivered pursuant to the terms and conditions set forth in the Bonus Plan, validly issued, fully paid and nonassessable.

     The opinion stated herein, is as of the date hereof, and we assume no obligation to update or supplement this legal opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. This legal opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

December 27, 1996
Page 2

     We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                         Very truly yours,

                                         BRYAN CAVE LLP